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                                                                    EXHIBIT 21.1


                  Subsidiaries of Insurance Auto Auctions, Inc.

                                                              Jurisdiction
                  Name                                      of Incorporation
                  ----                                      ----------------

Insurance Auto Auctions Corp. (wholly owned)                    Delaware

IAA Services, Inc. (wholly owned)                               Illinois

IAA Acquisition Corp. (wholly owned)                            Delaware